Exhibit 10.1

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

SENIOR OFFICER EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR OFFICER EMPLOYMENT AGREEMENT (this “First Amendment”) is entered into effective the 1st day of March, 2014, by and between The GEO Group, Inc., a Florida corporation (the “Company”) and Jorge A. Dominicis (the “Employee”).

WITNESSETH:

WHEREAS, the Company and the Employee (collectively, the “Parties”) have previously entered into that certain Amended and Restated Senior Officer Employment Agreement effective as of December 17, 2008, and as amended by the First Amendment to Amended and Restated Senior Officer Employment Agreement, dated March 1, 2011 (collectively, the “Prior Employment Agreement”), which set forth the Parties’ rights and obligations with respect to Employee’s employment with the Company;

WHEREAS, the Employee and the Company amended and restated the Prior Employment agreement and entered into that certain Second Amended and Restated Senior Officer Employment Agreement (the “Employment Agreement”), dated December 31, 2012;

WHEREAS, the Employee has also entered into that certain Employment Agreement (the “GEO Care Employment Agreement”), dated December 31, 2012, with GEO Care, LLC (“GEO Care”), a Florida limited liability company;

WHEREAS, the Employee is presently dually employed by the Company under the Employment Agreement, holding the position of Senior Vice President of Community Services; and by GEO Care, under the GEO Care Employment Agreement, holding the position of President;

WHEREAS, the Employee’s combined annual 2014 salary as an employee of the Company and of GEO Care is $530,450.00 ($22,102.08 paid bi-monthly);

WHEREAS, Employee is leaving his employment with the Company on an amicable basis and has agreed to continue providing services to the Company during a two (2) month transition period (the “Transition Period”) beginning on the date hereof.

NOW THEREFORE, in consideration of the premises, mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Position and Duties. During the Transition Period, the Employee shall retain his current title, position, and duties with the Company, as set forth in the Employment Agreement.

2. Transition Period.

a.	During the first month of the Transition Period, the Employee shall devote 40% of his business time to his employment with the Company. Accordingly, beginning on the first day of the Transition Period, the Employee shall be compensated by the Company at the rate of $8,840.83 bi-monthly, which represents 40% of the Employee’s current combined 2014 bi-monthly compensation.

b.	During the second month of the Transition Period, the Employee shall devote 25% of his business time to his employment with the Company. Accordingly, during the second month of the Transition Period, the Employee shall be compensated by the Company at the rate of $5,525.52 bi-monthly, which represents 25% of the Employee’s current combined 2014 bi-monthly compensation.

3. Termination. At the conclusion of the Transition Period, the Employment Agreement and the Employee’s employment with the Company shall terminate, and the Employee and the Company shall enter into an independent contractor arrangement whereby the Employee will be a consultant for the Company, on terms previously agreed upon by the Parties.

Except as otherwise specifically amended herein, the terms and provisions of the Employment Agreement remain in full force and effect. This First Amendment may be executed in counterparts.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this First Amendment on the date first written hereinabove.

THE GEO GROUP, INC.:

By:	/s/ George C. Zoley
Name: George C. Zoley
Title: Chairman and CEO

EMPLOYEE:

By:	/s/ Jorge A. Dominicis
Name: Jorge A. Dominicis

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